Exhibit 5.2

April 17, 2012

Canadian Imperial Bank of Commerce Commerce Court Toronto, Ontario, Canada M5L 1A2	Reference: 2105/152

Re:	Canadian Imperial Bank of Commerce

Issue of U.S. $2,000,0000 Aggregate Principal Amount of

Senior Debt Securities

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Canadian Imperial Bank of Canada (the “Bank”) in connection with the registration under the U.S. Securities Act of 1933 (the “Act”) of U.S.$2,000,000,000 aggregate amount of senior debt securities (the “Securities”) to be issued pursuant to an indenture to be entered into between the Bank and Deutsche Bank Trust Company Americas, as trustee (the “Indenture”).

We have participated, together with Mayer Brown LLP, United States counsel to the Bank in the preparation of, or have reviewed, the following:

(i) the form of the Indenture;

(ii) the registration statement of the Bank on Form F-3 dated April 17, 2012 (the “Registration Statement”); and

(iii) the prospectus of the Bank (subject to completion) dated April 17, 2012 included in the Registration Statement (the “Prospectus”).

For the purposes of our opinions below, we have examined such statutes, public and corporate records, opinions, certificates and other documents, and considered such questions of law, as we have considered relevant and necessary as a basis for the opinions hereinafter set forth. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies or facsimiles. For the purposes of the opinions expressed herein, we have, without independent investigation or verification, assumed that the Indenture will be duly authorized, executed and delivered by, and will constitute, a legal, valid and binding obligation of, each party thereto other than the Bank.

The opinions contained herein are limited to matters governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. Such opinions are expressed with respect to the laws of the Province of Ontario in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressees, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any other person other than the addressees to rely on our opinion.

With respect to the incorporation and governance of the Bank as a Schedule I bank under the Bank Act (Canada) (the “Bank Act”) referred to in paragraph 1 below, we have relied, without independent investigation or verification, exclusively upon a Certificate of Confirmation dated April 17, 2012 issued by the Office of the Superintendent of Financial Institutions.

We express no opinion with respect to:

(a)	the effect of any provision of the Indenture which purports to allow the severance of invalid, illegal or unenforceable provisions or restrict their effect;

(b)	the validity, binding nature or enforceability of any provision of the Indenture which suggests that modifications, amendments or waivers that are not in writing will not be effective;

(c)	the enforceability of any provision of the Indenture that purports to waive or limit rights or defences of a party;

(d)	the enforceability of, nor as to the manner in which a court in the Province of Ontario would interpret and apply any provision which refers to, incorporates by reference or requires compliance with, any law, statute, rule or regulation of any jurisdiction other than Ontario, British Columbia, Alberta, Quebec and/or Canada

(e)	the effectiveness of provisions which purport to relieve a person from a liability, obligation or duty otherwise owed or required by law; and

(f)	the availability of any equitable remedy, including those of specific performance and injunction, which remedies are only available in the discretion of a court of competent jurisdiction and/or authority.

Based	and relying upon and subject to the qualifications set forth herein, we are of the opinion that:

1.	The Bank is a bank incorporated under and governed by the Bank Act and has the corporate power to execute, deliver and perform its obligations under the Indenture, and has the corporate power to create, issue, sell and deliver the Securities;

2.	When the creation, issuance and sale of a particular issuance of Securities have been duly authorized by all necessary corporate action of the Bank, and when such Securities have been duly executed, authenticated and issued in accordance with the Indenture, as applicable, and delivered against payment therefor, such Securities will be validly issued and to the extent validity of such Securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid and binding obligations of the Bank enforceable in accordance with their terms;

3.	The Indenture has been duly authorized by the Bank and when it has been duly executed and delivered by the Bank, to the extent execution and delivery are matters governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, the Indenture will, with respect to the provisions thereof governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, constitute a legal, valid and binding obligation of the Bank enforceable in accordance with its terms; and

4.	The statements in the Prospectus included in the Registration Statement under the heading “Limitations on Enforcement of U.S. Laws Against CIBC, Its Management and Others” insofar as such statements constitute statements of Canadian federal or Ontario law, have been reviewed by us and fairly summarize the matters described therein and are accurate in all material respects.

The opinions set forth in paragraph 3 above as to the enforceability of the Indenture are subject to and may be limited by the following qualifications:

(i)	general principals of principles of equity, including the principle of granting equitable remedies such as specific performance and injunctive relief, are subject to the discretion exercisable by a court of competent authority and/or jurisdiction;

(ii)	enforceability may be limited by bankruptcy, insolvency, winding-up, liquidation or other similar laws of general application affecting the enforcement of creditors’ rights generally (including the provisions of the Bank Act respecting such matters);

(iii)	the enforcement of any rights against the Bank under the Indenture with respect to indemnity or contribution may be limited by applicable law and may not be ordered by a court on the grounds of public policy and may, therefore, not be available in any particular instance;

(iv)	a court in the Province of Ontario may decline to enforce provisions in any document which purport to allow a determination, calculation or certificate of a party thereto as to any matter provided for therein to be final, conclusive or binding upon any other party thereto if such determination is found to be inaccurate on its face or to have been reached or made on any arbitrary or fraudulent;

(v)	enforceability of the Indenture or a provision of the Indenture may be subject to the provisions of the Limitations Act, 2002 (Ontario), and we express no opinion as to whether a court may find any provision of the Indenture to be unenforceable on the basis that such provision is an attempt to vary or exclude a limitation period under such Act; and

(vi)	pursuant to the Currency Act (Canada), a judgment by a court in any province in Canada may be awarded in Canadian currency only and such judgment may be based on a rate of exchange which may be the rate in existence on a day other than the day of payment of such judgment.

The opinions expressed herein are provided solely for the benefit of the addressees in connection with the filing of the Registration Statement with the U.S. Securities and Exchange Commission and are not to be transmitted to any other person, nor are they to be relied upon by an other person or for any other purpose or referred to in any public document or filed with any government agency or other person without our prior express consent. The opinions expressed herein may be relied upon by Mayer Brown LLP for the purposes of its opinion dated April 17, 2012 addressed to the Bank with respect to the subject matter hereof.

We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Limitations on Enforcement of U.S. Laws Against CIBC, Its Management and Others” and “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours very truly,

BLAKE CASSELS & GRAYDON LLP